UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 29, 2018

OP BANCORP

(Exact name of registrant as specified in its charter)

California	001-38437	81-3114676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Wilshire Blvd., Suite 500, Los Angeles, CA	90017
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 892-9999

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☒

Item 1.01 Entry into a Material Definitive Agreement

On March 27, 2018, in connection with its initial public offering, OP Bancorp (the “Company”) and its wholly-owned subsidiary, Open Bank, entered into an underwriting agreement with Keefe, Bruyette & Woods, Inc., A Stifel Company, as representative for the several underwriters listed on Schedule I thereto (the “Underwriters”), pursuant to which the Company agreed to issue and sell 2,000,000 shares of Common Stock at a public offering price of $11.00 per share. On March 29, 2018, the Underwriters exercised their option to purchase an additional 300,000 shares of Common Stock pursuant to the underwriting agreement, and the Company completed the sale of 2,300,000 shares of its Common Stock for net proceeds of $22.6 million after deducting underwriting discounts and commissions and estimated offering expenses.

Item 8.01 Other Events

On March 29, 2018, the Company issued a press release in connection with the closing of its initial public offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

(d)    Exhibits.

99.1	Press Release of OP Bancorp, issued March 29, 2018.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of OP Bancorp, issued March 29, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OP Bancorp

DATED: March 29, 2018	By:	/s/ Min Kim
Min Kim
President and Chief Executive Officer

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